Exhibit 99.4

CONFIDENTIAL	EXECUTION COPY

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

SECOND AMENDMENT

TO EXCLUSIVE PATENT LICENSE AGREEMENT

MGH Agreement No.: A221317.02

This Second Amendment (“Second Amendment”) to Exclusive Patent License Agreement, dated August 29, 2014, and First Amendment (“First Amendment”) to Exclusive Patent License Agreement, dated June 29, 2015, by and between Editas Medicine, Inc. (“Company”) and The General Hospital Corporation dba Massachusetts General Hospital (“Hospital” and such agreement, as amended by the First Amendment, the “Agreement”)  is made as of this 17th day of November, 2016 (“Second Amendment Effective Date”).  Capitalized terms used in this Second Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in Agreement.

WHEREAS,  Parties wish to amend Agreement to expand Patent Rights;

NOW THEREFORE, in consideration of the premises and mutual covenants contained in this Second Amendment, the Parties agree as follows:

1.       Appendix A of Agreement shall be deleted in its entirety and replaced with attached Appendix A.

2.       In consideration of this Second Amendment, Company shall pay Hospital a non-refundable amendment fee of [**] United States dollars ($[**] USD), which shall be due upon full execution of this Second Amendment.

3.       As of Second Amendment Effective Date, Hospital has incurred approximately [**] United States dollars ($[**] USD) in past patent costs associated with the preparation, filing, prosecution and maintenance of United States patent application number [**].  Company shall reimburse Hospital for said past patent costs (in addition to amendment fee) within [**] days of full execution of this Second Amendment.  All future reasonable, out-of-pocket costs associated with the preparation, filing, prosecution, and maintenance of said applications shall be paid by Company and treated as all other Patent Costs.

4.       Except as expressly amended hereby, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.  In the event of any conflict between the terms of this Second Amendment and the terms of Agreement and First Amendment, the terms of this Second Amendment shall govern.  This Second Amendment shall be effective as of the Second Amendment Effective Date.

5.       This Second Amendment may not be amended or modified, nor may any provision hereof be waived, except by a written instrument executed by Parties hereto.

6.       This Second Amendment may be executed in counterparts, each of which when executed shall be deemed to be an original and both of which together shall constitute one and the same document.

IN WITNESS WHEREOF, Parties have caused this Second Amendment to be executed by their duly authorized representatives as of the Second Amendment Effective Date.

EDITAS MEDICINE, INC.		THE GENERAL HOSPITAL CORPORATION

By:	/s/ Andrew Hack	By:	/s/ Daniel A. Castro

Name:	Andrew Hack	Name:	Daniel A. Castro

Title:	Chief Financial Officer	Title:	Director, Business Strategy and Licensing, Innovation Partners HealthCare

Appendix A

DESCRIPTION OF PATENT RIGHTS

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